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                                  EXHIBIT 2.2

                                                 [DEUTSCHE BANK SECURITIES LOGO]
                                                   Deutsche Bank Securities Inc.
                                                   31 West 52nd Street
                                                   New York, NY 10019
                                                   Telephone: 1-212-469-5000

DBS REFERENCE NUMBER(S):    877341, 877351, 877331 & 44975-76

                               NOVATION AGREEMENT

THIS AGREEMENT is made the 27th day of November, 2000 BETWEEN:

1.   DEUTSCHE BANK AG, ACTING THROUGH ITS LONDON BRANCH ("PARTY A"),

2.   RSA SECURITY BUSINESS TRUST ("PARTY B" OR "ASSIGNOR"); AND

3.   CROSBY FINANCE, LLC ("PARTY C" OR "ASSIGNEE")

WHEREAS:

Party A and Party B are subject to, until such time that the parties execute an ISDA Master Agreement, an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") with the Schedule thereto (i) specifying only that (a) the governing law is the law of the State of New York without reference to choice of law doctrine and (b) the Termination Currency is U.S., Dollars, (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA "Users Guide to the 1992 ISDA Master Agreements" and (iii) incorporating any other modifications to the ISDA Form as the parties may in good faith agree.(collectively with any schedules, annexes and account control agreements, and deemed incorporated agreements "Agreement 1").

Party A and Party C are subject to, until such time that the parties execute an ISDA Master Agreement, an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") with the Schedule thereto (i) specifying only that (a) the governing law is the law of the State of New York without reference to choice of law doctrine and (b) the Termination Currency is U.S., Dollars, (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA "Users Guide to the 1992 ISDA Master Agreements" and (iii) incorporating any other modifications to the ISDA Form as the parties may in good faith agree.("Agreement 2").

Party A and Party B have entered into 4 Transaction(s), the Confirmation(s) of which are attached hereto as Annex 1 (the "Transaction(s)") which supplements and forms part of Agreement 1.

Party B now wishes to assign and transfer its rights and to delegate its obligations under, and to arrange for the novation of the Transaction(s) under Agreement 1 to or by Party C, as the case may be, such that the Transaction(s) supplement and form part of Agreement 2 and Party C now wishes to accept such assignment, transfer and delegation and to undertake such novation.

Terms used but not defined herein shall have the respective meanings given to such terms in Agreement 1 and Agreement 2. This Novation Agreement constitutes a "Confirmation" under Agreement 1 and Agreement 2.

IT IS HEREBY AGREED THAT:

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With effect from the date first written above (the "Commencement Date")

1.   NOVATION, RELEASE AND ASSUMPTION OF LIABILITIES; ASSIGNMENT FEE PAYMENT

(a) Party B hereby assigns and transfers all of its rights, title and interest in and delegates all of its duties and obligations under the Transaction(s), including the right to receive all amounts which may be due or owing to Party B on and after the Commencement Date, except for the right to receive the Initial Payment Amount (as defined in Agreement 1), which amount shall be paid by Party A to Party B. Party C hereby accepts such assignment, transfer and delegation and assumes such duties and obligations subject to the terms hereof, including the obligation to make all payments due and owing by Party B to Party A under the Transaction(s) and novates the Transaction(s) as if the Transaction(s) had been entered into between Party A and Party C on and as of the Commencement Date pursuant to Agreement 2.

(b) Party A hereby: (i) consents to the assignment, transfer and delegation by Party B to Party C of all of Party A's rights, title and interest in and duties and obligations under the Transaction(s) and to the assumption by Party C of such duties and obligations and to the novation of the Transaction(s) by Party C; (ii) releases Party B from any and all further obligations under the Transaction(s), but only upon the valid transfer by Party B to Party C of all of the Shares (as defined in Agreement 2) securing Party B's obligations to Party A under the Transactions, subject to Party A's continuing perfected security interest, but not subject to any other liens, encumbrances or other restrictions; and (iii) agrees to be bound by the terms of the Transaction(s) and to perform all of the obligations thereunder incurred after the date hereof as if the Transaction(s) had been entered into between Party A and Party C on and as of the Commencement Date pursuant to Agreement 2.

The Transaction(s) as novated by this Novation Agreement shall supplement and form part of Agreement 2

2.   REPRESENTATIONS AND WARRANTIES

Each of Party A, Party B and Party C represents and warrants that;

(a) it has the power to enter into, and to perform and observe the terms and conditions of this Novation Agreement;

(b) it has duly authorized the execution and delivery of this Novation Agreement and the performance and observance of the terms and conditions hereof, which does not conflict with any of its constitutional documents or any agreement, regulation or order binding on it;

(c) each of the person(s) executing this Novation Agreement on its behalf is an officer, director, attorney-in-fact or other authorized signatory of such party and duly empowered so to execute this Novation Agreement;

(d) its obligations hereunder constitute its legal, valid and binding obligations enforceable in accordance with their terms (subject to applicable bankruptcy or similar laws affecting creditor's rights); and

(e) no Event of Default or Potential Event of Default (each as defined in Agreement 1 or Agreement 2, as the case may be) has occurred in relation to such party.

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3.   COUNTERPARTS

This Novation Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, all of which taken together shall be deemed to constitute one and the same Novation Agreement.

4.   GOVERNING LAW AND JURISDICTION

This Novation Agreement shall be governed by and construed in accordance with the law of the State of New York without reference to choice of law doctrine and each of the parties hereto agrees that the Courts of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise under this Novation Agreement and for such purposes, irrevocably submits to the jurisdiction of such courts.

THIS MESSAGE WILL BE THE ONLY FORM OF CONFIRMATION DISPATCHED BY US. PLEASE EXECUTE AND RETURN IT BY FACSIMILE IMMEDIATELY TO FAX NUMBER 212-469-5220. IF YOU WISH TO EXCHANGE HARD COPY FORMS OF THIS NOVATION AGREEMENT PLEASE CONTACT US.

The time of execution of this Novation Agreement will be made available on request.

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IN WITNESS whereof each of the parties hereto has executed this Novation
Agreement the day and year first written above.

Yours faithfully,
for and on behalf of

DEUTSCHE BANK AG LONDON                      REVIEWED BY:

By: /s/ William Davis                        By:
    -------------------------------              -------------------------------
Name:   William Davis
Title:  Attorney-in-Fact

By: /s/ Tarana Oommen                        By:
    -------------------------------              -------------------------------
Name:   Tarana Oommen
Title:  Attorney-in-Fact

DEUTSCHE BANK SECURITIES INC.
acting solely as Agent in connection with the Transaction(s) and this Novation Agreement

By: /s/ William Davis
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Name:   William Davis
Title:  Managing Director

By: /s/ Tarana Oommen
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Name:   Tarana Oommen
Title:  Vice President

for and on behalf of

RSA SECURITY BUSINESS TRUST

By: /s/ John F. Kennedy
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Name:   John F. Kennedy
Title:  not in his individual capacity but solely as trustee for and on behalf of

CROSBY FINANCE, LLC

BY:  RSA SECURITY BUSINESS TRUST,
        AS THE MANAGING MEMBER

By: /s/ John F. Kennedy
    -------------------------------
Name:   John F. Kennedy
Title:  not in his individual capacity but solely as trustee